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                                                                    EXHIBIT 10.4

                              BANK ONE, MICHIGAN               TEL  248 816 0233
                              MI1 8923                         FAX  248 816 0254
                              2155 W. BIG BEAVER
                              TROY, MICHIGAN 48084-3422

[BANK ONE LOGO]




September 13, 1999


Mr. R.S. Ramdas
Sr. Director Internal Audit, Tax & Treasury
Syntel, Inc.
2800 Livernois
Suite 400
Troy, MI 48083

Dear Ramdas:

 I am pleased to inform you that Bank One, Michigan has extended and increased the Uncommitted Credit Authorizations described in Section 1.1 of the Credit Authorization Agreement, executed by you and the Bank on September 18, 1998.
 As referenced in Section 1.1, Facility A has been increased to $40,000,000 and Facility B has been increased to $20,000,000. The expiration date set forth in
 Section 1.1 of the Credit Authorization Agreement for Facilities A and B is changed to August 31, 2000. As referenced in Section 6.3 F of the Credit Authorization Agreement, the Tangible Net Worth covenant shall not be permitted to be less than $45,000,000 (formerly $35,000,000).

 Except as modified by this letter, all of the terms and conditions of the Credit Authorization Agreement remain in effect. Please have Bharat Desai sign below to confirm this change.

 Sincerely,

 Bank One, Michigan

 By: /s/ Sarah C. McCoy
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         Sarah C. McCoy

 Its:    Loan Officer
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[BANK ONE LOGO]





Accepted and Agreed to on this 25th day of OCTOBER, 1999.


SYNTEL, INC.


By: /s/ Bharat Desai
   ---------------------
        Bharat Desai

Its:     President
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